Exhibit 99.1

RECORD OPERATING RESULTS FOR FIRST QUARTER 2013
ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, April 25, 2013...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced record operating results for the first quarter ended March 31, 2013. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended March 31, 2013 (as compared to the same quarterly period in 2012):

•     Revenue increased 52.9% to $171.7 million as compared to $112.3 million

•     Net income available to common stockholders per share was $0.36

•     Normalized FFO available to common stockholders increased 72.8% to $104.9 million

•     Normalized FFO per share increased 32.6% to $0.61

•     AFFO available to common stockholders increased 56.9% to $104.0 million

•     AFFO per share increased 20.0% to $0.60

•     Same store rents increased 1.5% to $111.0 million

•     Portfolio occupancy increased to 97.7% from 96.6%

•     Invested $128 million in 27 new properties and properties under development or expansion

•                  Acquired American Realty Capital Trust (ARCT) adding 515 additional properties for $3.2 billion

•                  Increased the annualized dividend amount 19.2%, or $0.35, to $2.171 per share in January

•     Increased the monthly dividend again in March for the 71st time and for the 62nd consecutive quarter

•     Dividends paid per common share increased 17.6%

•     Issued 17,250,000 common shares for net proceeds of approximately $755 million

Financial Results

Revenue

Revenue, for the quarter ended March 31, 2013, increased 52.9% to $171.7 million as compared to $112.3 million for the same quarter in 2012.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended March 31, 2013, was $61.3 million as compared to $26.1 million for the same quarter in 2012. Net income per share, for the quarter ended March 31, 2013, was $0.36 as compared to $0.20 for the same quarter in 2012.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

FFO Available to Common Stockholders

Funds from Operations (FFO), for the quarter ended March 31, 2013, increased 53.0% to $92.9 million as compared to $60.7 million for the same quarter in 2012. FFO per share, for the quarter ended March 31, 2013, increased 17.4% to $0.54 as compared to $0.46 for the same quarter in 2012.

Normalized FFO Available to Common Stockholders

Normalized Funds from Operations, which is based on FFO adjusted to add back ARCT merger-related costs, for the quarter ended March 31, 2013, increased 72.8% to $104.9 million as compared to $60.7 million for the same quarter in 2012. Normalized FFO per share, for the quarter ended March 31, 2013, increased 32.6% to $0.61 as compared to $0.46 for the same quarter in 2012.

AFFO Available to Common Stockholders

Adjusted Funds from Operations (AFFO), for the quarter ended March 31, 2013, increased 56.9% to $104.0 million as compared to $66.3 million for the same quarter in 2012. AFFO per share, for the quarter ended March 31, 2013, increased 20.0% to $0.60 as compared to $0.50 for the same quarter in 2012.

The company considers FFO, normalized FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. Normalized FFO adds back merger-related costs for our acquisition of ARCT. AFFO further adjusts Normalized FFO for unique revenue and expense items, which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page seven.

Dividend Information

On January 22, 2013, Realty Income increased the amount of the annualized dividend 19.2%. The new dividend amount represented an annualized increase of $0.35 per share, to $2.171 per share, as compared to the prior annualized dividend amount of $1.821 per share.

In March 2013, Realty Income announced the 62nd consecutive quarterly dividend increase, which is the 71st increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of March 31, 2013, was approximately $2.175 per share. The amount of the monthly dividends paid increased 17.6% to $0.514 per share in the first quarter of 2013 from $0.437 per share for the same period in 2012. In addition, through March 31, 2013, the company has paid 512 consecutive monthly dividends and over $2.4 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of March 31, 2013, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 3,525 properties located in 49 states and Puerto Rico, leased to 195 commercial enterprises doing business in 46 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.1 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2013, portfolio occupancy was 97.7% with 81 properties available for lease out of a total of 3,525 properties in the portfolio, as compared to 96.6% portfolio occupancy for the same period in 2012.

Rent Increases

During the quarter ended March 31, 2013, same store rents on 2,407 properties under lease increased 1.5% to $111.05 million, as compared to $109.37 million for the same quarter in 2012.

Property Acquisitions

During the first quarter of 2013, Realty Income invested $128 million in 27 new properties and properties under development or expansion located in 16 states. These properties are 100% leased with a weighted average lease term of 13.8 years and an initial average lease yield of 7.9%. The company also  completed the acquisition of ARCT, adding 515 properties, for $3.2 billion, to the company’s real estate portfolio. The combined total investment in real estate during the first quarter of 2013 is $3.3 billion.

Realty Income maintains a $1.0 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of March 31, 2013, the company had borrowing capacity of approximately $883 million on its credit facility.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program in the first quarter of 2013. The objective of this program is to sell assets when the company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the company’s real estate portfolio, increase the average lease length, and/or decrease tenant or industry concentration.

During the quarter ended March 31, 2013, Realty Income sold 17 properties for $60.0 million, with a gain on sales of $38.6 million, as compared to five properties sold for $3.6 million, with a gain on sales of $611,000, during the same quarter in 2012.

Other Activities

Acquisition of American Realty Capital Trust (ARCT)

On January 22, 2013, Realty Income completed the acquisition of ARCT that was approved by both Realty Income and ARCT shareholders at their shareholder meetings held on January 16, 2013. The combined company has been trading under the ticker symbol “O” on the New York Stock Exchange since the opening of the market on January 23, 2013.

Common Stock Offering

On March 11, 2013, Realty Income issued 17,250,000 common shares for net proceeds of approximately $755 million. The offering was upsized from the original 10,000,000 share offering amount, and an additional 2,250,000 shares were purchased by the underwriters upon the exercise of their over-allotment option. Net proceeds were used to repay borrowings under the company’s $1.0 billion credit facility. Any remaining proceeds were used for other general corporate purposes, including additional acquisitions and the repayment of other debt.

Note Repayment

Realty Income repaid all of its March 2013 $100 million 5.375% notes outstanding, issued in March 2003, at a price equal to 100% of the principal amount plus accrued and unpaid interest.

Direct Stock Purchase and Dividend Reinvestment Plan (the “Stock Plan”)

During the first quarter of 2013, Realty Income issued 18,237 common shares via its Stock Plan generating gross proceeds of approximately $811,000 during the quarter.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “The first quarter of 2013 was the best quarter for operations in our 44-year history. We are pleased to report significant increases in all facets of the company’s operations during the quarter, including continued strength in the performance of our real estate portfolio, with occupancy increasing to 97.7% and a record level of acquisition activity.”

“The key drivers in our first quarter operating results are: 1) the $1.16 billion in acquisitions completed in 2012, providing significant revenue increases during the quarter; 2) the immediately accretive rental revenue from the ARCT acquisition of 515 net-leased properties for $3.2 billion, and;  3) $128 million invested in 27 new properties and properties under development, during the first quarter, at an average initial lease yield of 7.9%. The rental revenue from the combined $4.4 billion in property acquisitions should benefit our operating performance for many years to come. Importantly, consistent with our strategic focus on continuing to increase the overall credit quality of our real estate portfolio, the majority of the properties acquired are leased to investment grade-rated tenants.”

“We were also successful in accessing the capital markets during the quarter, generating net proceeds of approximately $755 million in a March common stock offering that was upsized from the original offering of 10 million shares to over 17 million common shares issued. The proceeds from this offering allowed us to pay down our $1.0 billion acquisition credit facility, which we had used to provide a portion of the capital required to complete the ARCT acquisition. We have excellent liquidity heading into the rest of the year, with over $850 million available on our acquisition credit facility to make additional investments from an active transaction pipeline we are experiencing.”

“For our shareholders that rely on monthly dividend income, the most notable events during the quarter were the two increases in the amount of our dividend, resulting in our annualized dividend moving from $1.821 per share to $2.175 per share.  These increases contributed to the dividends we paid during the first quarter, growing over 17%, as compared to the first quarter in 2012. We have also been able to continue our record of increasing the dividend every quarter, with the 62nd consecutive quarterly increase declared in March. Given the difficulty income oriented investors face in generating adequate yield today, we are pleased that our operations continue to provide our shareholders with an increasing dividend.”

“With respect to the completion of our acquisition of ARCT, we added 515 properties leased to 69 tenants doing business in 28 industries, and 75% of the properties are leased to investment grade-rated tenants. The transaction has taken the company to an enterprise value of approximately $13 billion and an equity market capitalization of approximately $9 billion. As evidenced by our operating results, this acquisition was immediately accretive to our earnings.  We are pleased to have completed this acquisition and integrated these properties into our portfolio in a timely fashion.”

FFO Commentary

Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, integration of the acquired ARCT properties including the finalization of purchase price allocations, lease rollovers, the general real estate market, and the economy.

2013 Earnings Estimates

Normalized FFO is based on FFO adjusted to add back ARCT merger-related costs. The Normalized 2013 FFO and AFFO estimates are as follows (excluding the costs associated with the ARCT transaction):

Normalized FFO per share for 2013 should range from $2.32 to $2.38 per share, an increase of 14.9% to 17.8% over the Normalized 2012 FFO per share of $2.02. Normalized FFO per share for 2013 is based on an estimated net income per share range of $0.95 to $1.01, plus estimated real estate depreciation of $1.60 and reduced by potential estimated gains on sales of investment properties of $0.23 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2013 should range from $2.33 to $2.39 per share, an increase of 13.1% to 16.0% over the 2012 AFFO per share of $2.06. The AFFO per share estimate for 2013 is based on adding back items to FFO, that reduce net income, totaling approximately $0.12, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.10, for a net increase of $0.01 to $0.02 over Normalized FFO.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2013, the company had paid 512 consecutive monthly dividends throughout its 44-year operating history. The monthly income is supported by the cash flows from over 3,500 properties owned under long-term lease agreements with 195 leading regional and national commercial enterprises. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, integration of the ARCT acquisition, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

Please Contact:

Tere H. Miller

Vice President, Corporation Communications

(760) 741-2111, x1177

CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2013 and 2012

(dollars in thousands, except per share amounts - unaudited)

	2013	2012
REVENUE
Rental	$170,304	$112,053
Other	1,391	252

Total revenue	171,695	112,305

EXPENSES
Depreciation and amortization	69,808	34,578
Interest	41,468	28,952
General and administrative	11,613	9,168
Property	3,772	2,155
Income taxes	671	405
Merger-related costs	12,030	--

Total expenses	139,362	75,258

Income from continuing operations	32,333	37,047
Income from discontinued operations	39,480	2,216

Net income	71,813	39,263
Net income attributable to non-controlling interests	(9)	--
Net income attributable to Realty Income Corporation	71,804	39,263
Preferred stock dividends	(10,482)	(9,496)
Excess of redemption value over carrying value of preferred shares redeemed	--	(3,696)

Net income available to common stockholders	$61,322	$26,071

Funds from operations available to common stockholders (FFO)	$92,887	$60,695
Normalized funds from operations available to common stockholders (normalized FFO)	$104,917	$60,695
Adjusted funds from operations available to common stockholders (AFFO)	$103,956	$66,294

Per share information for common stockholders:

Income from continuing operations, basic and diluted	$0.13	$0.18
Net income, basic and diluted	$0.36	$0.20
FFO, basic and diluted	$0.54	$0.46
Normalized FFO, basic and diluted	$0.61	$0.46
AFFO:
Basic	$0.61	$0.50
Diluted	$0.60	$0.50
Cash dividends paid per common share	$0.514	$0.437

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three Months Ended 3/31/13	Three Months Ended 3/31/12
Net income available to common stockholders	$61,322	$26,071
Depreciation and amortization:
Continuing operations	69,808	34,578
Discontinued operations	96	724
Depreciation allocated to noncontrolling interest	(175)	---
Depreciation of furniture, fixtures & equipment	(61)	(67)
Provisions for impairment on Realty Income investment properties	456	--
Gain on sales of investment properties, discontinued operations	(38,559)	(611)
FFO available to common stockholders	92,887	60,695
Merger-related costs	12,030	--
Normalized FFO available to common stockholders	$104,917	60,695
FFO per common share, basic and diluted	$0.54	$0.46
Normalized FFO per common share, basic and diluted	$0.61	$0.46
Dividends paid to common stockholders	$84,977	$58,192
Normalized FFO in excess of dividends paid to common stockholders	$19,940	$2,503
Weighted average number of common shares used for computation per share:
Basic	171,659,191	132,577,100
Diluted	172,053,880	132,703,954

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items. We define normalized FFO, a non-GAAP measure, as FFO excluding the ARCT merger-related costs.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three Months Ended 3/31/13	Three Months Ended 3/31/12
Net income available to common stockholders	$61,322	$26,071
Cumulative adjustments to calculate normalized FFO(1)	43,595	34,624
Normalized FFO available to common stockholders	104,917	60,695
Excess of redemption value over carrying value of preferred share redemption	--	3,696
Amortization of share-based compensation	3,845	2,956
Amortization of deferred financing costs(2)	1,458	630
Amortization of net mortgage premiums	(1,947)	(97)
Capitalized leasing costs and commissions	(413)	(266)
Capitalized building improvements	(1,265)	(793)
Other adjustments(3)	(2,639)	(527)
Total AFFO available to common stockholders	$103,956	$66,294
AFFO per common share:
Basic	$0.61	$0.50
Diluted	$0.60	$0.50
Dividends paid to common stockholders	$84,977	$58,192
AFFO in excess of dividends paid to common stockholders	$18,979	$8,102

(1)    See FFO and normalized FFO calculation above for reconciling items.

(2)    Includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011 and October 2012. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable and the issuance of our term loan, along with non-cash interest expense related to our swaps. The deferred financing costs are being amortized over the lives of the respective mortgages and term loan. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)    Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended March 31,	2013	2012	2011	2010	2009

Net income available to common stockholders	$61,322	$26,071	$29,936	$24,142	$24,021
Depreciation and amortization	69,668	35,235	26,791	23,213	22,911
Provisions for impairment on Realty Income investment properties	456	--	200	34	--
Gain on sales of investment properties	(38,559)	(611)	(129)	(703)	(198)

FFO	92,887	60,695	56,798	46,686	46,734
Merger-related costs	12,030	--	--	--	--
Normalized FFO	$104,917	$60,695	$56,798	$46,686	$46,734

Normalized FFO per diluted share	$0.61	$0.46	$0.48	$0.45	$0.45

Normalized FFO	$104,917	$60,695	$56,798	$46,686	$46,734
Add (less) FFO contributed by Crest	(261)	(161)	(180)	(206)	125

Normalized FFO before Crest contribution	$104,656	$60,534	$56,618	$46,480	$46,859

Normalized FFO components, per diluted share(1):
FFO before Crest contribution	$0.61	$0.46	$0.48	$0.45	$0.45
Crest FFO contribution	$0.00	$0.00	$0.00	$0.00	$0.00
Normalized FFO	$0.61	$0.46	$0.48	$0.45	$0.45

AFFO	$103,956	$66,294	$58,239	$47,615	$47,675

AFFO per diluted share	$0.60	$0.50	$0.49	$0.46	$0.46

Cash dividends paid per share	$0.514	$0.437	$0.433	$0.429	$0.425
Weighted average diluted shares outstanding	172,053,880	132,703,954	119,109,044	103,686,440	103,445,044

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2013 and December 31, 2012

(dollars in thousands)

	2013	2012
	(unaudited)
ASSETS
Real estate, at cost:
Land	$2,453,696	$1,999,820
Buildings and improvements	6,185,550	3,920,865
Total real estate, at cost	8,639,246	5,920,685
Less accumulated depreciation and amortization	(946,828)	(897,767)

Net real estate held for investment	7,692,418	5,022,918
Real estate held for sale, net	10,499	19,219
Net real estate	7,702,917	5,042,137
Cash and cash equivalents	4,159	5,248
Accounts receivable, net	24,594	21,659
Acquired lease intangible assets, net	848,666	242,125
Goodwill	15,975	16,945
Other assets, net	167,292	115,249

Total assets	$8,763,603	$5,443,363

LIABILITIES AND EQUITY
Distributions payable	$39,113	$23,745
Accounts payable and accrued expenses	51,724	70,426
Acquired lease intangible liabilities, net	103,141	26,471
Other liabilities, net	27,496	26,059
Lines of credit payable	116,600	158,000
Mortgages payable, net	764,140	175,868
Term loan	70,000	--
Notes payable	2,450,000	2,550,000

Total liabilities	3,622,214	3,030,569

Stockholders’ equity:
Preferred stock and paid in capital	609,363	609,363
Common stock and paid in capital	5,325,854	2,572,092
Distributions in excess of net income	(807,626)	(768,661)

Total stockholders’ equity	5,127,591	2,412,794
Non-controlling interests	13,798	--

Total equity	5,141,389	2,412,794

Total liabilities and equity	$8,763,603	$5,443,363

Realty Income Performance vs. Major Stock Indices

				Equity			Dow Jones						NASDAQ
	Realty Income			REIT Index(1)			Industrial Average			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	Yield	Return(2)		Yield	Return(3)		Yield	Return(3)		Yield	Return(3)		Yield	Return(4)

10/18 to 12/31/94	10.5%	10.8%		7.7%	0.0%		2.9%	(1.6%	)	2.9%	(1.2%	)	0.5%	(1.7%	)
1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
2012	4.5%	20.1%		3.5%	19.7%		3.0%	10.2%		2.5%	16.0%		2.6%	15.9%
YTD Q1 2013	4.8%	14.1%		3.3%	8.1%		2.3%	12.0%		2.0%	10.6%		1.1%	8.2%
Compounded Average Annual Total Return(5)		18.0%			11.3%			9.9%			8.8%			8.2%

Note: All of these dividend yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by the closing price as of period end. Dividend yield sources: NAREIT website and Bloomberg, except for the 1994 NASDAQ dividend yield which was sourced from Datastream/Thomson Financial.

(1)            FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)            Calculated as the difference between the closing stock price as of period end, less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.

(3)            Includes reinvestment of dividends. Sources: NAREIT website and Factset.

(4)            Price only index, does not include dividends. Source: Factset.

(5)            All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through March 31, 2013, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of March 31, 2013 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	March 31, 2013(1)	Revenue
Retail	3,390	33,083,200	$ 134,874	79.1%
Distribution	64	14,892,900	18,140	10.6
Office	34	2,040,700	7,834	4.6
Agriculture	15	184,500	5,145	3.0
Manufacturing	10	3,117,100	4,215	2.5
Industrial	12	383,200	378	0.2
Totals	3,525	53,701,600	$ 170,586	100.0%

(1) Includes rental revenue for all properties owned by Realty Income at March 31, 2013, including revenue from properties reclassified as discontinued operations of $303. Excludes revenue of $21 from properties owned by Crest.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
	Ended March 31, 2013	Dec 31, 2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007
Retail Industries
Apparel stores	2.0%	1.7%	1.4%	1.2%	1.1%	1.1%	1.2%
Automotive collision services	0.9	1.1	0.9	1.0	1.1	1.0	1.1
Automotive parts	1.1	1.0	1.2	1.4	1.5	1.6	2.1
Automotive service	2.3	3.1	3.7	4.7	4.8	4.8	5.2
Automotive tire services	4.0	4.7	5.6	6.4	6.9	6.7	7.3
Book stores	0.1	0.1	0.1	0.1	0.2	0.2	0.2
Business services	--	*	*	*	*	*	0.1
Child care	3.2	4.5	5.2	6.5	7.3	7.6	8.4
Consumer electronics	0.3	0.5	0.5	0.6	0.7	0.8	0.9
Convenience stores	12.0	16.3	18.5	17.1	16.9	15.8	14.0
Crafts and novelties	0.6	0.3	0.2	0.3	0.3	0.3	0.3
Dollar stores	5.6	2.2	--	--	--	--	--
Drug stores	6.0	3.5	3.8	4.1	4.3	4.1	2.7
Education	0.5	0.7	0.7	0.8	0.9	0.8	0.8
Entertainment	0.7	0.9	1.0	1.2	1.3	1.2	1.4
Equipment services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Financial services	1.4	0.2	0.2	0.2	0.2	0.2	0.2
General merchandise	0.9	0.6	0.6	0.8	0.8	0.8	0.7
Grocery stores	3.2	3.7	1.6	0.9	0.7	0.7	0.7
Health and fitness	6.0	6.8	6.4	6.9	5.9	5.6	5.1
Home furnishings	0.9	1.0	1.1	1.3	1.3	2.4	2.6
Home improvement	1.3	1.5	1.7	2.0	2.2	2.1	2.4
Jewelry	0.1	--	--	--	--	--	--
Motor vehicle dealerships	1.9	2.1	2.2	2.6	2.7	3.2	3.1
Office supplies	0.5	0.8	0.9	0.9	1.0	1.0	1.1
Pet supplies and services	0.4	0.6	0.7	0.9	0.9	0.8	0.9
Restaurants - casual dining	5.6	7.3	10.9	13.4	13.7	14.3	14.9
Restaurants - quick service	4.9	5.9	6.6	7.7	8.3	8.2	6.6
Shoe stores	0.1	0.1	0.2	0.1	--	--	--
Sporting goods	1.8	2.5	2.7	2.7	2.6	2.3	2.6
Theaters	6.7	9.4	8.8	8.9	9.2	9.0	9.0
Transportation services	0.1	0.2	0.2	0.2	0.2	0.2	0.2
Video rental	--	0.0	0.0	0.2	1.0	1.1	1.7
Wholesale clubs	3.5	3.2	0.7	--	--	--	--
Other	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Retail Industries	78.8%	86.7%	88.6%	95.4%	98.3%	98.2%	97.8%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
	Ended
	March 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2011	2010	2009	2008	2007
Non-retail Industries
Aerospace	0.9	0.9	0.5	--	--	--	--
Beverages	3.6	5.1	5.6	3.0	--	--	--
Consumer appliances	0.6	0.1	--	--	--	--	--
Consumer goods	1.0	0.1	--	--	--	--	--
Crafts and novelties	0.1	--	--	--	--	--	--
Diversified industrial	0.1	0.1	--	--	--	--	--
Equipment services	0.3	0.3	0.2	--	--	--	--
Financial services	0.5	0.4	0.3	--	--	--	--
Food processing	1.6	1.3	0.7	--	--	--	--
Government services	1.3	0.1	0.1	0.1	0.1	--	--
Health care	1.8	*	*	--	--	--	--
Home furnishings	0.2	--	--	--	--	--	--
Home improvement	0.3	--	--	--	--	--	--
Insurance	0.1	*	--	--	--	--	--
Machinery	0.2	0.1	--	--	--	--	--
Other manufacturing	0.4	--	--	--	--	--	--
Packaging	1.0	0.7	0.4	--	--	--	--
Paper	0.2	0.1	0.1	--	--	--	--
Pet supplies and services	0.4	--	--	--	--	--	--
Shoe stores	0.8	--	--	--	--	--	--
Telecommunications	0.7	0.8	0.7	--	--	--	--
Transportation services	5.1	2.2	1.6	--	--	--	--
Other	0.0	1.0	1.2	1.5	1.6	1.8	2.2
Non-retail Industries	21.2%	13.3%	11.4%	4.6%	1.7%	1.8%	2.2%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at March 31, 2013 include the following:

Fed-Ex	5.7%	Regal Cinemas	2.4%
L.A. Fitness	4.5%	Dollar General	2.0%
Family Dollar	3.5%	The Pantry	2.0%
AMC Theatres	3.5%	Rite Aid	1.9%
Diageo	3.3%	NPC International/Pizza Hut	1.7%
BJ’s Wholesale Clubs	3.2%	CVS Pharmacy	1.7%
Walgreens	2.9%	Smart & Final	1.5%
Northern Tier Energy/Super America	2.8%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 3,430 net leased, single-tenant properties as of March 31, 2013 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)				Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Mar. 31, 2013(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Mar. 31, 2013	% of Total Rental Revenue		Number of Leases Expiring	Rental Revenue for the Quarter Ended Mar. 31, 2013	% of Total Rental Revenue
2013	139	1,020,300	$ 3,458	2.0%	34	$1,073	0.	6%	105	$ 2,385	1.4%
2014	159	1,101,400	3,864	2.3	54	1,769	1.	1	105	2,095	1.2
2015	162	875,900	3,921	2.3	67	2,014	1.	2	95	1,907	1.1
2016	180	930,500	4,177	2.5	117	2,423	1.	4	63	1,754	1.1
2017	165	1,942,200	5,494	3.2	45	2,944	1.	7	120	2,550	1.5
2018	223	3,099,400	8,882	5.2	161	7,027	4.	1	62	1,855	1.1
2019	163	2,732,700	9,076	5.4	152	8,594	5.	1	11	482	0.3
2020	102	3,280,200	7,591	4.5	91	7,236	4.	3	11	355	0.2
2021	180	5,059,500	12,006	7.1	172	11,496	6.	8	8	510	0.3
2022	193	6,970,700	12,466	7.4	185	12,238	7.	2	8	228	0.2
2023	313	3,943,600	15,239	9.0	304	14,687	8.	7	9	552	0.3
2024	95	1,921,100	5,245	3.1	95	5,245	3.	1	--	--	0.0
2025	289	3,352,000	15,563	9.2	284	15,436	9.	1	5	127	0.1
2026	232	3,307,400	10,923	6.4	229	10,840	6.	4	3	83	*
2027	436	4,245,100	14,331	8.5	434	14,291	8.	5	2	40	*
2028-2043	399	8,611,600	37,006	21.9	392	36,860	21.	8	7	146	0.1
Totals	3,430	52,393,600	$169,242	100.0%	2,816	$154,173	91.	1%	614	$ 15,069	8.9%

*  Less than 0.1%

(1)  Excludes 14 multi-tenant properties and 81 vacant unleased properties, two of which are multi-tenant properties. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)     Includes rental revenue of $303 from properties reclassified as discontinued operations and excludes revenue of $1,344 from 14 multi-tenant properties and from 81 vacant and unleased properties at March 31, 2013. Excludes revenue of $21 from four properties owned by Crest.

(3)     Represents leases to the initial tenant of the property that are expiring for the first time.

(4)     Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of March 31, 2013 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended March 31, 2013(1)	Percentage of Rental Revenue
Alabama	87	97%	659,000	$ 2,414	1.4%
Alaska	2	100	128,500	307	0.2
Arizona	101	97	1,080,100	4,578	2.7
Arkansas	29	93	540,100	910	0.5
California	149	100	4,005,600	18,828	11.0
Colorado	66	97	594,200	2,317	1.4
Connecticut	24	100	468,000	2,071	1.2
Delaware	16	100	29,500	392	0.2
Florida	234	98	2,457,600	10,002	5.9
Georgia	177	95	2,346,300	6,810	4.0
Hawaii	--	--	--	--	--
Idaho	14	93	97,500	425	0.3
Illinois	131	100	3,379,700	8,576	5.0
Indiana	91	98	909,200	4,133	2.4
Iowa	35	91	2,680,100	2,918	1.7
Kansas	75	97	1,549,500	2,853	1.7
Kentucky	37	97	603,300	2,271	1.3
Louisiana	65	100	620,600	2,083	1.2
Maine	5	100	67,800	336	0.2
Maryland	32	100	1,113,500	3,464	2.0
Massachusetts	81	94	690,700	2,829	1.7
Michigan	96	100	861,300	2,595	1.5
Minnesota	156	100	1,141,900	7,129	4.2
Mississippi	83	94	834,800	2,176	1.3
Missouri	108	99	1,727,100	5,786	3.4
Montana	2	50	30,000	49	*
Nebraska	26	100	381,800	1,109	0.7
Nevada	18	100	366,300	1,184	0.7
New Hampshire	18	100	280,300	1,125	0.7
New Jersey	63	97	403,900	2,438	1.4
New Mexico	21	100	166,800	497	0.3
New York	78	99	1,947,600	8,745	5.1
North Carolina	113	96	1,013,000	3,997	2.3
North Dakota	7	100	66,000	103	0.1
Ohio	180	97	4,449,000	8,783	5.2
Oklahoma	65	98	1,041,900	2,169	1.3
Oregon	24	100	455,200	1,346	0.8
Pennsylvania	146	99	1,671,800	6,391	3.7
Rhode Island	3	100	11,000	37	*
South Carolina	118	97	710,000	3,655	2.1
South Dakota	11	100	133,500	243	0.1
Tennessee	146	97	1,662,200	4,158	2.4
Texas	366	98	5,209,400	16,925	9.9
Utah	11	100	737,900	1,021	0.6
Vermont	5	100	78,200	357	0.2
Virginia	121	97	2,480,900	6,120	3.6
Washington	36	97	372,100	1,193	0.7
West Virginia	11	100	252,000	713	0.4
Wisconsin	35	94	1,145,500	1,796	1.1
Wyoming	3	100	21,100	64	0.1
Puerto Rico	4	100	28,300	165	0.1
Totals/Average	3,525	98%	53,701,600	$ 170,586	100.0%

* Less than 0.1%

(1)Includes rental revenue for all properties owned by Realty Income at March 31, 2013, including revenue from properties reclassified as discontinued operations of $303. Excludes revenue of $21 from properties owned by Crest.